As filed with the Securities and Exchange Commission on February 23, 2024

Registration Nos. 333-201036; 333-216656;333-218772; 333-220170; 333-223636; 333-225554; 333-231272; 333-232304; 333-232774; 333-236149; 333-241675; 333-258778; 333-266781

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-201036

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-216656

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-218772

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-220170

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-223636

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-225554

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-231272

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-232304

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-232774

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-236149

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-241675

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-258778

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-266781

UNDER

THE SECURITIES ACT OF 1933

Bellicum Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-1450200
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3730 Kirby Drive, Suite 1200 Houston, TX	77098
(Address of principal executive offices)	(Zip Code)

2006 Stock Option Plan

2011 Stock Option Plan

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

2019 Equity Incentive Plan

(Full titles of the plans)

Richard A. Fair

President and Chief Executive Officer

Bellicum Pharmaceuticals, Inc.

3730 Kirby Drive, Suite 1200

Houston, TX 77098

(281) 454-3424

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Matt Browne

Cooley LLP

10265 Science Center Drive

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (each, a “Registration Statement” and, collectively, the “Registration Statements”), previously filed by Bellicum Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”):

●	Registration Statement on Form S-8 (File No. 333-201036), originally filed with the SEC on December 18, 2014, pertaining to the registration of 167,056 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), issuable under the Bellicum Pharmaceuticals, Inc. 2006 Stock Option Plan (the “2006 Stock Option Plan”), 2,449,090 shares of Common Stock issuable under the Bellicum Pharmaceuticals, Inc. 2011 Stock Option Plan (the “2011 Stock Option Plan”), 5,582,970 shares of Common Stock issuable under the Bellicum Pharmaceuticals, Inc. 2014 Equity Incentive Plan (the “2014 Equity Incentive Plan”) and 550,000 shares of Common Stock issuable under the Bellicum Pharmaceuticals, Inc. 2014 Employee Stock Purchase Plan (the “2014 Employee Stock Purchase Plan”);
●	Registration Statement on Form S-8 (File No. 333-216656), originally filed with the SEC on March 13, 2017, pertaining to the registration of an additional 500,000 shares of Common Stock issuable under the 2014 Equity Incentive Plan;
●	Registration Statement on Form S-8 (File No. 333-218772), originally filed with the SEC on June 15, 2017, pertaining to the registration of an additional 3,100,000 shares of Common Stock issuable under the 2014 Equity Incentive Plan;
●	Registration Statement on Form S-8 (File No. 333-220170), originally filed with the SEC on August 25, 2017, pertaining to the registration of an additional 145,000 shares of Common Stock issuable under the 2014 Equity Incentive Plan;
●	Registration Statement on Form S-8 (File No. 333-223636), originally filed with the SEC on March 13, 2018, pertaining to the registration of an additional 205,000 shares of Common Stock issuable under the 2014 Equity Incentive Plan;
●	Registration Statement on Form S-8 (File No. 333-225554), originally filed with the SEC on June 11, 2018, pertaining to the registration of an additional 130,000 shares of Common Stock issuable under the 2014 Equity Incentive Plan;
●	Registration Statement on Form S-8 (File No. 333-231272), originally filed with the SEC on May 8, 2019, pertaining to the registration of an additional 650,000 shares of Common Stock issuable under the 2014 Equity Incentive Plan;
●	Registration Statement on Form S-8 (File No. 333-232304), originally filed with the SEC on June 24, 2019, pertaining to the registration of 8,505,401 shares of Common Stock issuable under the Bellicum Pharmaceuticals, Inc. 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”);
●	Registration Statement on Form S-8 (File No. 333-232774), originally filed with the SEC on July 23, 2019, pertaining to the registration of an additional 500,000 shares of Common Stock issuable under the 2019 Equity Incentive Plan;
●	Registration Statement on Form S-8 (File No. 333-236149), originally filed with the SEC on January 29, 2020, pertaining to the registration of an additional 6,000,000 shares of Common Stock issuable under the 2019 Equity Incentive Plan;
●	Registration Statement on Form S-8 (File No. 333-241675), originally filed with the SEC on August 6, 2020, pertaining to the registration of an additional 800,000 shares of Common Stock issuable under the 2019 Equity Incentive Plan;

●	Registration Statement on Form S-8 (File No. 333-258778), originally filed with the SEC on August 13, 2021, pertaining to the registration of an additional 500,000 shares of Common Stock issuable under the 2019 Equity Incentive Plan; and
●	Registration Statement on Form S-8 (File No. 333-266781), originally filed with the SEC on August 11, 2022, pertaining to the registration of an additional 2,250,000 shares of Common Stock issuable under the 2019 Equity Incentive Plan.

On November 9, 2023, the Company’s board of directors approved the liquidation and dissolution of the Company pursuant to a Plan of Dissolution (the “Plan of Dissolution”), and the Company’s stockholders approved the Plan of Dissolution at the special meeting of the stockholders held on February 20, 2024.

In connection with the Plan of Dissolution, the Company is terminating any and all offerings of the Company’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all such securities of the Company registered pursuant to the Registration Statements that remain unsold as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on February 23, 2024.

BELLICUM PHARMACEUTICALS, INC.

By:	/s/ Richard A. Fair
Name:	Richard A. Fair
Title:	Principal Executive and Financial Officer

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.